EXHIBIT 99.1

Ramtron International Corporation News Release N a s d a q : R M T R

NEWS FOR RELEASE: 4/19/2012, 4:05pm ET	CONTACT: Lee Brown (719) 481-7213 lee.brown@ramtron.com

RAMTRON REPORTS FIRST-QUARTER 2012

FINANCIAL RESULTS

COLORADO SPRINGS, CO—April 19, 2012 — U.S. semiconductor maker Ramtron International Corporation (Nasdaq: RMTR), a leading developer and supplier of ferroelectric-based low-energy memory and integrated semiconductor products, today reported total revenue of $15.0 million for the first quarter of 2012, a 42% increase compared to $10.6 million for the first quarter of 2011. Net income for the first quarter of 2012 was $445,000, or $0.01 per share, compared with a net loss of $2.4 million, or $0.09 per share, for the first quarter of 2011.

“As expected, revenue for the first quarter was higher than last year and order flow began to normalize following last year’s supply constraints,” said Eric Balzer, Ramtron’s chief executive officer. “For the remainder of 2012, we are focused on driving demand through new product development and intensified sales and marketing activities. Since the beginning of the year, we have introduced three new products, signed a new distributor partner, and formed a partnership with a leader in data security solutions.”

2012 First-Quarter Financial Highlights

•	Product gross margin was 52%, compared to a margin of 53% in the fourth quarter of 2011

•	Stock-based compensation expense was $433,000

•	Income tax provision was $343,000

•	EBITDA was $2.0 million

First-Quarter Product Highlights:

•

Announced a 2-megabit (Mb) high-performance serial F-RAM device, which is a cost-effective drop-in replacement for 2Mb serial Flash and EEPROM memories in a broad number of applications including industrial controls, metering, medical, military, gaming, and computing systems.

•

Unveiled and sampled to customers the world’s lowest energy nonvolatile memory products. The Ultra Low Energy F-RAM memories achieve levels of power consumption that are not possible with older and more power hungry nonvolatile memory technologies, such as EEPROM. The devices open up new possibilities in power-sensitive “green” system design and promise to pave the way for the development of ultra-efficient battery powered products and energy harvesting applications, among others.

Operational Highlights:

•

Expanded distribution by signing a global distribution agreement with Digi-Key Corporation, an electronic components distributor that is recognized by design engineers around the world as having the industry’s largest selection of electronic components available for immediate shipment. By taking advantage of Digi-Key’s comprehensive product launch, technical training, and online support infrastructure, Ramtron instantly extends the worldwide reach of its F-RAM-based semiconductor solutions.

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RAMTRON REPORTS FIRST-QUARTER 2012 FINANCIAL RESULTS

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Enhanced new product development by entering into a partnership with Revere Security to enable the integration of Revere’s Hummingbird security technology into Ramtron’s nonvolatile F-RAM products. Ramtron and Revere Security will work together on joint product development and go-to-market approaches for secure semiconductor solutions that satisfy the growing need for industrial-strength cryptographic solutions in applications that benefit from fast communications and frequent key exchanges at very low energy consumption.

“With indications of improving demand and ample supply available for immediate delivery, we still expect to increase revenue and profitability throughout the year while strengthening our balance sheet through inventory reductions and cash generation. By driving demand and expanding our addressable market in 2012, we are positioning the company for a growth trajectory in 2013 and beyond,” Balzer added.

Business Outlook

The following statements are based on Ramtron’s current expectations of results for the full-year 2012. These statements are forward looking, and actual results may differ materially from those set forth in these statements. Ramtron intends to continue its policy of not updating forward-looking statements other than in publicly available documents, even if experience or future changes show that anticipated results or events will not be realized.

For full-year 2012:

•	Management is reaffirming total revenue of approximately $70 million with a gross product margin of 52%

•

Total operating expenses of 46% of total revenue. By expense line item, sales and marketing to be 14% of total revenue, research and development to be 23% of total revenue, and general and administrative to be 9% of total revenue

•	Reflecting first quarter 2012 results and operational efficiencies, management now expects GAAP net income of approximately $0.06 per share for the full-year 2012

Conference Call

Management will conduct a conference call to discuss first quarter results today at 5:00 PM Eastern time/4:00 PM Central time. To participate in the conference call, please call (888) 771-4371 or (847) 585-4405 and reference code # 32206340. The call will also be webcast. To access the webcast, investors should go to the home page of the Ramtron site at www.ramtron.com and click on the teleconference link. From this site, you can access the teleconference webcast, assuming that your computer system is configured properly.

A replay of the live conference call will be available from 7:30 PM Eastern time/6:30 PM Central time on April 19 until 11:59 PM Eastern time/10:59PM Central time on April 26. To listen to the replay, please dial (888) 843-7419, passcode # 32206340. In addition, a replay of the webcast will be available shortly after the call at http://www.ramtron.com/investor-relations/calendar-events/ and will be archived for one year.

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RAMTRON REPORTS FIRST-QUARTER 2012 FINANCIAL RESULTS

About Ramtron

Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is a fabless semiconductor company that designs, develops and markets specialized semiconductor memory, microcontroller and integrated semiconductor solutions used in a wide range of product applications and markets.

Cautionary Statements

Except for historical information, this press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “should,” and “potential,” among others. These statements include statements about Ramtron’s expectation for increasing revenue and profitability as well as balance sheet improvements and cash generation throughout the remainder of 2012. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to: general and regional economic conditions and conditions specific to the semiconductor industry; demand for Ramtron’s products; order cancellations or reduced order placements; product sales mix; the timely development of new technologies; competitive factors such as pricing pressures on existing products and the timing and market acceptance of new product introductions; Ramtron’s ability to maintain an appropriate amount of low-cost foundry production capacity from its foundry sources in a timely manner; our foundry partners’ timely ability to successfully manufacture products for Ramtron; our foundry partners’ ability to supply increased orders for F-RAM products in a timely manner using Ramtron’s proprietary technology; any disruptions of Ramtron’s foundry or test and assembly contractor relationships; currency fluctuations; unexpected design and manufacturing difficulties; defects in products that could result in product liability claims; and the risk factors listed from time to time in Ramtron’s SEC reports, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Reports filed during 2011. SEC-filed documents are available at no charge at the SEC’s website (www.sec.gov) or from the company.

All forward-looking statements included in this release are based upon information available to Ramtron as of the date of this release, which may change.

The financial information in this press release and the attached financial statements have been prepared from the books and records of the company with the omission of certain information and disclosures normally included in financial statements.

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(financial statements attached)

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RAMTRON REPORTS FIRST-QUARTER 2012 FINANCIAL RESULTS

RAMTRON INTERNATIONAL CORPORATION

FIRST-QUARTER FINANCIAL HIGHLIGHTS

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per-share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2012	March 31, 2011
Revenue:
Product sales	$14,961	$10,465
License and development fees	—	179

	14,961	10,644

Costs and expenses:
Cost of product sales	7,160	5,461
Research and development	3,355	4,533
Sales and marketing	2,130	2,060
General and administrative	1,289	2,054

	13,934	14,108

Operating income (loss)	1,027	(3,464)
Interest expense, other	(221)	(213)
Other expense, net	(18)	(56)

Income (loss) before income tax benefit (provision)	$788	(3,733)
Income tax benefit (provision)	(343)	1,355

Net income (loss)	$445	$(2,378)

Net income (loss) per common share:
Basic and diluted	$0.01	$(0.09)

Weighted average common shares outstanding:
Basic	33,886	27,462

Diluted	34,130	27,462

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RAMTRON REPORTS FIRST-QUARTER 2012 FINANCIAL RESULTS

RAMTRON INTERNATIONAL CORPORATION

FIRST-QUARTER FINANCIAL HIGHLIGHTS

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	March 31, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,356	$4,736
Accounts receivable, net	6,258	7,556
Deferred income taxes, net	280	338
Inventories	21,397	20,250
Other current assets	1,119	1,187

Total current assets	33,410	34,067
Inventories, long term	4,086	2,581
Property, plant and equipment, net	22,309	23,072
Intangible assets, net	2,684	2,703
Long term deferred income taxes, net	5,380	5,687
Other assets	535	466

Total assets	$68,404	$68,576

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,295	$6,185
Accrued liabilities	2,659	2,601
Line of credit	2,875	—
Current portion of long-term debt	3,457	4,202

Total current liabilities	13,286	12,988
Other long-term liabilities	210	210
Long-term debt	6,624	7,711

Total liabilities	20,120	20,909
Stockholders’ equity	48,284	47,667

Total liabilities and stockholders’ equity	$68,404	$68,576